Exhibit 23.6

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-229103-01) of MPT Operating Partnership, L.P. of our report dated May 29, 2020, relating to the consolidated financial statements of Steward Health Care System LLC for the year ended December 31, 2019 included in this Annual Report of MPT Operating Partnership, L.P. (Form 10-K/A) for the year ended December 31, 2020.

/s/ Ernst and Young LLP

Dallas, Texas

June 8, 2021